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                                 EXHIBIT NO. 22

                          SUBSIDIARIES OF THE COMPANY
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                      SUBSIDIARIES OF PNB FINANCIAL GROUP
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  At December 31, 1995, the only subsidiaries of PNB Financial Group was Pacific
  National Bank.